EX 99.1


                                                     News
                                                     Release

                                                     Vectren Corporation
                                                     P.O. Box 209
                                                     Evansville, IN  47702-0209

FOR IMMEDIATE RELEASE

June 27, 2003


CONTACTS:
Steve Schein, Vice President, Investor Relations, 812-491-4209, sschein@vectren.com
Mike Roeder, Director - Director, Corporate Communications, 812-491-4143, mroeder@vectren.com

           Vectren Renews Credit Facility and Announces Effectiveness
                            of Registration Statement

Evansville, Indiana - Vectren Utility Holdings, Inc. (VUHI), a wholly owned subsidiary of Vectren Corporation, announced that it renewed its Revolving Credit Facility on June 26, 2003. The $346 million, 364-day credit facility serves as a back up to VUHI's commercial paper program that is used to fund the short-term financing needs of the regulated operations.

"We are extremely pleased with the quality of banks in our credit facility and their level of support and participation," said Jerome A. Benkert, Executive Vice President and Chief Financial Officer. "The strong response from the existing bank syndicate allowed the size of the facility to be increased from $325 million. The renewal of this credit facility provides us the liquidity and flexibility to effectively manage our short-term financing needs as we complete our preparations to access the long-term debt and equity markets," Benkert added.

On March 31, 2003, Vectren filed a registration statement with the United States Securities and Exchange Commission (SEC) to issue up to $150 million of new equity securities and to issue up to $200 million of VUHI debt securities. Vectren reported that the SEC declared effective today its shelf registration statement. The Company also noted that it is cooperating with the SEC on an informal inquiry with respect to its previously announced restatement, has met with the SEC staff, and is providing information in response to their requests.

Vectren previously announced the restatement of its consolidated financial results for 2000 and 2001 and the completion of the audit by Deloitte & Touche LLP of the consolidated financial statements for the three-year period ended December 31, 2002. Those results are reflected in Vectren's 2002 annual report on Form 10-K/A.

Safe Harbor for Forward Looking Statements

This document includes certain information which is "forward looking information" as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this document. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed. The business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the ability to control. Vectren has identified a number of these factors in our

                                    - MORE -
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filings with the SEC, including its most recent Form 10-K as amended on Form
10-K/A filed on June 18, 2003.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.


Vectren Corporation is an energy and applied technology holding company headquartered in Evansville, Indiana. Vectren's energy delivery subsidiaries provide gas and/or electricity to more than one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren's non-regulated subsidiaries and affiliates currently offer energy-related products and services to customers throughout the surrounding region. These include energy marketing; coal mining; utility infrastructure services; and broadband communication services. To learn more about Vectren, visit www.vectren.com.


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